UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 4, 2015

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54447	01-0969655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Church Street, Naugatuck, Connecticut		06770
(Address of principal executive offices)		(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On June 4, 2015, Naugatuck Valley Financial Corporation, a Maryland corporation (the “Company”) and Liberty Bank, a Connecticut-chartered mutual savings bank (“Liberty”), issued a joint press release announcing that they entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Liberty will acquire the Company and its wholly-owned bank subsidiary, Naugatuck Valley Savings and Loan (the “Bank”). Under the terms of the Merger Agreement, Liberty will acquire all of the Company’s outstanding common stock at a price of $11.00 per share in cash. A copy of the press release is attached hereto as Exhibit 99.1.

Special Note Concerning Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this document, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from forward-looking statements. These factors include, among others, the following: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by the Company’s stockholders, on the expected terms and schedule; delay in closing the merger; changes in interest rates; national and regional economic conditions; legislative and regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the size, quality and composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in our market area; changes in real estate market values in our market area; and changes in relevant accounting principles and guidelines. Additional factors are discussed under “Item 1A – Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Additional Information

In connection with the proposed merger transaction, the Company will file with the Securities and Exchange Commission a Proxy Statement, as well as other relevant documents concerning the proposed transaction. Stockholders of the Company are urged to read the Proxy Statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

A free copy of the Proxy Statement, as well as other filings containing information about the Company, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.NVSL.com under the tab “Shareholder Relations” and then “Annual Reports and SEC Materials.” Copies of the Proxy Statement can also be obtained, free of charge, by directing a request to Shareholder Relations, Naugatuck Valley Financial Corporation, 333 Church Street, Naugatuck, CT 06770 (203) 720-5000.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2015 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: June 4, 2015	By:	/s/ William C. Calderara
William C. Calderara President and Chief Executive Officer